U.S.  SECURITIES  AND  EXCHANGE  COMMISSION

                             WASHINGTON,  D.C.  20549

                                    FORM  8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date  of  Report  (Date  of  earliest  event  reported):   August  8,  2002

                              GILMAN & CIOCIA, INC.

                 (Name of small business issuer in its charter)

      Delaware                   000-22996              11-2587324
(State  or  jurisdiction         Commission             (I.R.S.Employer
  of  incorporation  or          file                   Identification
    organization)                number                 No.)

1311  Mamaroneck  Avenue,  White  Plains,  NY                  10602
(Address  of  principal  executive  offices)                (Zip  Code)

                                 (914) 397-4829
                (Issuer's  Telephone  Number,  Including  Area  Code)


ITEM  5.  OTHER  EVENTS.

(1)  Gilman  +  Ciocia,  Inc.  reaches  agreement  with  shareholder  group.

On August 8, Gilman + Ciocia, Inc. (the "Company") reached an agreement with a group of stockholders that was soliciting consents to withdraw the Consent Solicitation the group had filed with the SEC. Under the terms of the agreement, the Company agreed to adopt in modified form the resolutions proposed in the Consent Solicitation.

(2)  Gilman + Ciocia, Inc. enters into buyout agreement with current management.

On August 8, 2002, the Company entered into an agreement granting an option to a group of current management, led by Thomas Povinelli and David Puyear, to leave the Company along with employees who wish to join them. Under the terms of the option, the group may purchase up to $25,000,000 of total tax and financial planning revenue, generated by up to 70 of the Company's current locations. If the full $25,000,000 is purchased, the management group will pay the Company approximately $7,000,000, including assumption of $2,000,000 in debt. Fifty percent of the purchase price will be paid at or within 90 days of the closing along with the assumption of debt. The balance will be paid in cash over a future period of time yet to be determined.

The Company also agreed to appoint Michael Ryan as the President of the Company, effective immediately. Thomas Povinelli will continue to be the Chief Executive Officer for the next 45 days as the Company completes the transition. Mr. Povinelli and Mr. Puyear will resign from the Company in 45 days. Mr. Ryan will remain as President and will be appointed Chief Executive Officer when Mr. Povinelli resigns.

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A  copy  of  the  agreement (without appendices) is annexed hereto as Exhibit 1.

(3) Transaction with Camden Partners Strategic Fund II-A, L.P. and Camden Partners Strategic Fund II-B, L.P. not to go forward.

As reported in the Company's 8K filed on July 15, 2002, the Company had entered into a confidential Proposed Terms of Investment with Camden Partners Strategic Fund II-A, L.P. and Camden Partners Strategic Fund II-B, L.P. with respect to the contemplated issuance by the Company of up to $3,240,000 of Series A
Convertible  Preferred  Stock.  This  transaction  will  not  be  closing.


ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

(c)  Exhibits.


     Exhibit  No.                    Description
     -----------                    -------------
     1                              Agreement with respect to management buyout.


SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  August  9,  2002

                                            GILMAN  &  CIOCIA,  INC.

                                            By:/s/  Thomas  Povinelli
                                               ----------------------
                                             Thomas  Povinelli
                                             Chief  Executive  Officer
                                                (authorized  signatory)

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